BLACKSKY REPORTS SECOND QUARTER 2024 RESULTS

Q2 Total Revenue Increases 29% Over Prior Year Period
Company Wins $40 Million in New Contracts and Renewal Agreements
First 35cm Very High Resolution Gen-3 Satellite Planned for Launch in Q4

HERNDON, VA – August 8, 2024 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the second quarter ended June 30, 2024.

Second Quarter Financial Highlights:
•Revenue of $24.9 million, up 29% from the prior year quarter
•Imagery & software analytical services revenue grew 14% over the prior year quarter
•Imagery & software analytical services cost of sales(1), as a percent of revenue, improved to 20% from 23% in the prior year quarter

“BlackSky delivered another strong quarter driven by a 29% year-over-year increase in second quarter revenue and substantial operating leverage which led to improved margin performance,” said Brian E. O’Toole, BlackSky CEO. “We won $40 million in new awards and extension agreements, including the continuation of subscription services under the EOCL contract. Our Gen-3 constellation remains on track to unlock our next phase of growth by enabling transformative solutions our customers are demanding, using the power of our very high resolution imagery, combined with high-frequency monitoring and automated AI.”

Recent Highlights
•The National Reconnaissance Office extended its subscription to our Gen-2 high-frequency imagery services under the Electro-Optical Commercial Layer (EOCL) contract
•Won a $7 million contract renewal with an international government customer to provide dynamic space-based imagery and analytics monitoring services
•Continued to win new task orders under the multi-year contract with the U.S. Air Force Research Laboratory to develop and demonstrate AI-enabled space-based moving target detection, tracking and identification
•Awarded multiple six-figure subscription contracts in support of various international government agencies

(1) Cost of sales is defined as imagery and software analytical services costs and professional and engineering services cost, less depreciation and amortization expense.

•In the final phases of assembly, integration, and testing on our Gen-3 satellites and have begun mission planning preparation for launch and commissioning operations
•Finalizing launch window for first Gen-3 satellite with Rocket Lab

Financial Results
Revenues
Total revenue for the second quarter of 2024 was $24.9 million, up $5.6 million, or 29%, from the second quarter of 2023. Imagery and software analytical services revenue was $17.5 million in the second quarter of 2024, up 14% over the prior year period, primarily driven by incremental customer orders for BlackSky’s imagery services. Professional and engineering services revenue was $7.5 million in the second quarter of 2024, up 87% over the prior year period. The significant year-over-year increase was primarily related to the execution step up of multiple major international contracts. Professional and engineering services contracts are milestone-based contracts that may have quarter-over-quarter revenue variability, in contrast to the imagery and software analytical services, which are typically recurring subscription-based revenues.

Cost of Sales(1)
Total cost of sales as a percentage of revenue improved to 28% for the second quarter of 2024, compared to 44% in the second quarter of 2023. Imagery and software analytical service costs as a percentage of revenue improved to 20% in the second quarter of 2024, compared to 23% in the second quarter of 2023, primarily driven by greater volumes of revenue that inherently have a low fixed-cost structure as a percentage of revenue.

Operating Expenses
Operating expenses for the second quarter of 2024 were $29.8 million, which included $2.2 million of non-cash stock-based compensation expense and $11.3 million in depreciation and amortization expenses. Operating expenses for the second quarter of 2023 were $30.7 million, which included $2.1 million in non-cash stock-based compensation expense and $11.8 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses(2) for the second quarter of 2024 were $16.3 million, compared to cash operating expenses of $16.8 million for the second quarter of 2023. The year-over-year decrease of $0.5 million, or 3%, was primarily driven by reductions in general corporate costs, which more than offset investments in our go-to-market initiatives.

Net Loss
Net loss for the second quarter of 2024 was $9.4 million, compared to a net loss of $33.4 million in the second quarter of 2023.

(1) Cost of sales is defined as imagery and software analytical services costs and professional and engineering services cost, less depreciation and amortization expense.
(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

Adjusted EBITDA(2)
Adjusted EBITDA for the second quarter of 2024 was $2.1 million, compared to an Adjusted EBITDA loss of $5.8 million in the second quarter of 2023. The $7.9 million year-over-year improvement was primarily driven by strong operating leverage achieved through higher revenues, improvement in gross margins, and reductions in cash operating expenses.

Balance Sheet & Capital Expenditures
As of June 30, 2024, cash and cash equivalents, restricted cash, and short-term investments totaled $42.3 million. In addition, the Company anticipates receiving approximately $28.2 million in payments over the next 12 months as interim milestones on a few major customer contracts are met and expected to be billed, further enhancing the Company’s liquidity. Capital expenditures for the second quarter of 2024 were $12.9 million.

2024 Outlook
The Company maintains its outlook for full year 2024 revenue of between $102 million and $118 million, and full year 2024 Adjusted EBITDA of between $8 million and $16 million. In addition, the Company maintains its expectations for full year 2024 capital expenditures of between $55 million and $65 million, primarily driven by investments in our Gen-3 satellites.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 a.m. EDT. Senior management will review the second quarter results, discuss BlackSky’s business, and answer questions. To access the live webcast or the archived webcast following completion of the call, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events” for the link to the webcast. A presentation accompanying the webcast can also be found on the investor relations website. To access the conference call, participants should dial 1-800-715-9871 or 1-646-307-1963 using conference ID 5380118 or “BlackSky” at least ten minutes prior to the start of the call. To listen to a replay of the conference call, please dial 1-877-660-6853 or 1-201-612-7415 using access code 13748009. The audio replay will be available from approximately 12:30 p.m. EDT on August 8, 2024, through August 22, 2024.

About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence systems that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, stock-based compensation expense, unrealized (gain) loss on certain warrants/shares classified as derivative liabilities, litigation, settlements, and related costs, severance, income on equity method investment, investment loss on short-term investments, and transaction costs associated with debt and equity financings. Cash operating expenses is defined as operating expenses less stock-based compensation expense for selling, general, and administrative costs, and depreciation and amortization expense. The Company believes evaluating cash operating expenses is useful to manage expenses as it excludes non-cash items that may obscure the underlying business performance.

Adjusted EBITDA and cash operating expenses are non-GAAP financial performance measures. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our filings with the U.S. Securities and Exchange Commission (the “SEC”) for a reconciliation of Adjusted EBITDA to net loss and a reconciliation of cash operating expenses to operating expenses, the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability, and use of these financial performance measures.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, contained in this press release, including statements as to future performance, our guidance outlook for the year and expected capital expenditures, our ability to sustain revenue growth, expectations regarding global demand for our products and services, our anticipated liquidity and cash flows, our anticipated Gen-3 satellite launch timing, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, and our ability to estimate resources for fixed-price contracts, expenses, and other operational and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Director, External Communications
pcabellon@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Imagery & software analytical services	$17,469	$15,328	$35,302	$31,088
Professional & engineering services	7,469	3,999	13,872	6,636
Total revenue	24,938	19,327	49,174	37,724
Costs and expenses
Imagery & software analytical service costs, excluding depreciation and amortization	3,432	3,456	6,877	7,155
Professional & engineering service costs, excluding depreciation and amortization	3,450	5,070	7,038	7,849
Selling, general and administrative	18,214	18,768	37,030	37,717
Research and development	286	176	742	392
Depreciation and amortization	11,277	11,776	22,461	21,431
Total costs and expenses	36,659	39,246	74,148	74,544
Operating loss	(11,721)	(19,919)	(24,974)	(36,820)
Gain (loss) on derivatives	5,273	(11,098)	5,019	(9,567)
Income on equity method investment	—	56	—	585
Interest income	330	648	730	1,083
Interest expense	(3,029)	(2,242)	(5,663)	(4,095)
Other income (expense), net	2	(867)	3	(1,810)
Loss before income taxes	(9,145)	(33,422)	(24,885)	(50,624)
Income tax expense	(252)	(9)	(322)	(122)
Net loss	(9,397)	(33,431)	(25,207)	(50,746)
Other comprehensive income	—	—	—	—
Total comprehensive loss	$(9,397)	$(33,431)	$(25,207)	$(50,746)

Basic and diluted loss per share of common stock:
Net loss per share of common stock	$(0.06)	$(0.24)	$(0.17)	$(0.39)

Weighted average common shares outstanding - basic and diluted	145,186	137,208	144,214	130,712

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$25,552	$32,815
Restricted cash	1,097	619
Short-term investments	15,680	19,697
Accounts receivable, net of allowance of $22 and $151, respectively	8,218	7,071
Prepaid expenses and other current assets	3,736	3,916
Contract assets	28,166	15,213
Total current assets	82,449	79,331
Property and equipment - net	52,479	67,116
Operating lease right of use assets - net	4,220	1,630
Goodwill	9,393	9,393
Intangible assets - net	1,076	1,357
Satellite procurement work in process	71,716	55,976
Other assets	2,963	9,263
Total assets	$224,296	$224,066
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$11,480	$11,573
Amounts payable to equity method investees	2,378	10,843
Contract liabilities - current	4,580	3,670
Debt - current portion	309	—
Other current liabilities	933	1,405
Total current liabilities	19,680	27,491
Operating lease liabilities	6,868	3,041
Derivative liabilities	10,130	15,149
Long-term debt - net of current portion	108,273	83,502
Other liabilities	2,814	1,724
Total liabilities	147,765	130,907
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 148,910 and 145,232 shares; outstanding, 146,530 shares and 142,837 shares as of June 30, 2024 and December 31, 2023, respectively.	15	14
Additional paid-in capital	700,693	692,115
Accumulated deficit	(624,177)	(598,970)
Total stockholders’ equity	76,531	93,159
Total liabilities and stockholders’ equity	$224,296	$224,066

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(25,207)	$(50,746)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	22,461	21,431
Operating lease right of use assets amortization	374	613
Bad debt expense	108	15
Stock-based compensation expense	5,725	5,323
Amortization of debt issuance costs and non-cash interest expense	4,382	189
(Gain) loss on derivatives	(5,019)	9,567
Non-cash interest income	(495)	(337)
Income on equity method investment	—	(585)
Loss (gain) on disposal of assets	46	(22)
Changes in operating assets and liabilities:
Accounts receivable	(1,256)	(4,278)
Contract assets - current and long-term	(6,693)	(4,101)
Prepaid expenses and other current assets	(94)	1,142
Other assets	403	1,117
Accounts payable and accrued liabilities	(1,961)	1,015
Other current liabilities	(309)	(1,097)
Contract liabilities - current and long-term	1,958	(3,491)
Other liabilities	(25)	8,620
Net cash used in operating activities	(5,602)	(15,625)
Cash flows from investing activities:
Purchase of property and equipment	(6,576)	(8,446)
Satellite procurement work in process	(20,984)	(19,925)
Purchases of short-term investments	(13,488)	(19,416)
Proceeds from maturities of short-term investments	18,000	41,110
Proceeds from sale of property and equipment	—	22
Net cash used in investing activities	(23,048)	(6,655)
Cash flows from financing activities:
Proceeds from issuance of debt	20,000	—
Proceeds from equity issuances, net of equity issuance costs	2,947	30,074
Proceeds from options exercised and ESPP shares purchased	157	5
Payments for debt issuance costs	(632)	—
Withholding tax payments on vesting of restricted stock units	(524)	(414)
Payments for deferred offering costs	(83)	—
Payments of transaction costs for debt modification	—	(561)
Payments of transaction costs related to derivative liabilities	—	(905)
Net cash provided by financing activities	21,865	28,199
Net (decrease) increase in cash, cash equivalents, and restricted cash	(6,785)	5,919
Cash, cash equivalents, and restricted cash – beginning of year	33,434	37,016
Cash, cash equivalents, and restricted cash – end of period	$26,649	$42,935

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(9,397)	$(33,431)	$(25,207)	$(50,746)
Interest income	(330)	(648)	(730)	(1,083)
Interest expense	3,029	2,242	5,663	4,095
Income tax expense	252	9	322	122
Depreciation and amortization	11,277	11,776	22,461	21,431
Stock-based compensation expense	2,362	2,311	5,725	5,323
(Gain) loss on derivatives	(5,273)	11,098	(5,019)	9,567
Litigation, settlements, and related costs	165	—	165	—
Severance	60	111	141	199
Income on equity method investment	—	(56)	—	(585)
Transaction costs associated with debt and equity financings	—	833	—	1,738
Investment loss on short-term investments	—	—	—	55
Adjusted EBITDA	$2,145	$(5,755)	$3,521	$(9,884)

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO CASH OPERATING EXPENSES
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses	$29,777	$30,720	$60,233	$59,540
Stock-based compensation for selling, general and administrative costs	(2,222)	(2,147)	(5,370)	(4,884)
Depreciation and amortization	(11,277)	(11,776)	(22,461)	(21,431)
Cash operating expenses	$16,278	$16,797	$32,402	$33,225